STRATEGIC RESELLER AGREEMENT

This agreement is made ______________, 1999 between US Merchant Systems, Inc., herein known as USMS, having principal offices at 39899 Balentine Dr. Suite 210, Newark, Ca. 94560, and: ________________, with principal offices located at:
______________________________ herein known as "RESELLER"

WITNESSETH:

Whereas RESELLER shall offer for sale merchant accounts and credit card POS equipment and software that shall be provided by USMS, and whereas USMS desires to offer merchant accounts, and POS equipment to RESELLER for release to its customers, and USMS shall pay commissions to RESELLER for such sales, the parties do agree as stated in the covenants included herein.

Whereas the term POS equipment shall include any terminals, printers, software or Internet Commerce Solution which shall be purchased or leased by customers of RESELLER for the purpose of processing credit card and electronic check transactions.

1.0      Duties of USMS:

         1.1 USMS shall make available a credit card merchant account application and services to clients of RESELLER and shall utilize its best efforts to provide prompt, professional and courteous service to RESELLER customers, and to resolve any service issues in timely fashion.

         1.2 USMS will perform the following functions for fulfillment and service of sales performed by RESELLER:

                  - Documentation of sales prepared and delivered to customers
                  - Processing of all applications and payments
                  - Lease credit scoring and  documentation
                  - Lease  verification and funding
                  - Inventory  purchasing
                  - POS equipment and software programming
                  - Shipping
                  - Merchant installation and training
                  - Documentation of special stipulations
                  - Follow up and customer service
                  - Collections and charge backs
                  - Data entry, data base management and reporting
                  - Set up of IntelliPAY software and training
                  - Prompt  calculation and payment of profits toRESELLER
                  - RESELLER training as needed

         1.3      USMS will pay  commissions to RESELLER as outlined in schedule
                  A.

         1.4 USMS will pay all commissions to RESELLER, from sales made by RESELLER, as follows: All commissions as outlined in schedule A, within 5 business days of completion of funding whether by cash or be a leasing company.

         1.5 USMS will provide a status report to RESELLER as requested, for all sales in progress.

         1.6 USMS will provide on-line training and support materials for products and services to be sold by RESELLER representatives, to be executed within 30 days of this agreement.

         1.7      USMS  will   establish  and  maintain  a  system  for  on-line
                  applications and order processing for RESELLER clients.

         1.8 USMS will provide an account executive/liaison to assist RESELLER with the merchant account program.

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         1.9      USMS will provide  marketing  assistance  as needed and within
                  reason.   Such   assistance  may  include   establishment   of
                  brochures, newsletter articles, participation in RESELLER conference calls with members, event appearances, web site and on-line application integration, sales support, order form design and more.

2.0      Duties of RESELLER:

         2.1 RESELLER agrees to offer for sale to or lease by its customers a package which includes POS equipment, and credit card merchant accounts to be provided exclusively by USMS for the term of this agreement.

         2.2 RESELLER will perform the following functions to facilitate all sales:

                  - Initiate contact to prospects and provide information regarding the merchant account program.
                  - Complete a one page "Quick Application" and order form with all of the customer's information.
                  - Properly and completely disclose all fees and charges to the customer.
                  - Promptly submit quick applications and payment information to USMS for processing.
                  - Ensure that RESELLER representatives are properly and ethically representing all products and services provided by USMS and IntelliPAY.

         2.3 RESELLER agrees that commissions to RESELLER shall be advanced within 5 business days of completion of funding to USMS, however such commission shall not be deemed as fully earned until RESELLER'S client has executed client's first electronically debited lease payment-in the event of a lease. RESELLER authorizes USMS to reverse commissions to RESELLER in the amount equal to the amount of commission received by RESELLER in the event that USMS must refund to the leasing company funding for any sale in which the client has not made client's first electronic lease payment.

         2.4 RESELLER acknowledges that USMS is obligated to adhere to the rules and regulations as set forth by VISA, Mastercard, American Express, Discover, any acquiring banks, credit card processors as well as federal, state and local laws, RESELLER agrees that it will abide by any rules, and regulations, or instructions concerning these rules and regulations as presented to RESELLER by USMS.

                  RESELLER agrees not to publish any advertisement offering USMS' credit card processing which has not been authorized in writing by USMS.

         2.5 RESELLER agrees that USMS may, at its sole discretion, select any vendors and service providers needed to fulfill its functions of this agreement.

         2.6 RESELLER acknowledges that USMS shall put forth time, effort and monetary expense towards the success and fulfillment of this program. Such shall include, but not be limited to acquisition and training of additional personnel, operational costs, and investment in marketing and materials. RESELLER acknowledges that violation of exclusivity by RESELLER, or termination of this agreement prior to the end of its term may cause monetary losses to USMS to which RESELLER may be liable.

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3.0      Mutual Covenants:

         3.1      Term:

                  The term of this agreement shall be for 1 year from the date of execution and shall automatically renew each successive year thereafter on the anniversary date of this agreement, unless cancelled in writing by other party with 30 days notice.

         3.2      Breach:

                  In the event of breach of this agreement the offended party shall provide written notification of such breach to the offending party. The offending party shall then be provided 30 days to cure said breach. In the event such breach is not cured, the offended party shall have the right to immediately cancel this agreement.

         3.3      Confidentiality:

                  All parties agree not to disclose the terms of this agreement to any third party without the express written agreement of the other parties.

                  All parties acknowledge that each may from time to time have access to certain proprietary or non-public information of the other, including but not limited to agreements, price schedules, customer list, financial information, or other business material marked "Proprietary" or "Confidential" ("Confidential Information"). Both parties agree that Confidential Information shall be held and treated as confidential and will be made available only on a need-to-know basis to authorized employees. Confidential Information will not be divulged to any third party, except as required by law, government regulatory body or ruling of a court of competent jurisdiction over the parties.

         3.4      Non-Circumvention:

                  Both RESELLER and USMS agree that during the term of this agreement, and for a period of 1 year thereafter, neither RESELLER nor USMS shall solicit employees, agents, affiliates, clients, distributors or members to end their business relationship with the other party. RESELLER acknowledges that USMS shall compensate RESELLER for each new client that establishes services with USMS as provided by RESELLER. RESELLER agrees not to solicit or recommend that these clients end their relationship with USMS, or default on any obligation to USMS, USMS' leasing companies or third party processors. RESELLER acknowledges that such circumvention between USMS and clients will cause monetary damages to USMS to which RESELLER shall be liable.

         3.5      Notice:

                  Any notice required pursuant to this Agreement shall be in writing shall be deemed to have been given on the day postmarked by the United States Postal Service, by certified mail, return receipt requested, and postage prepaid, or in overnight courier addressed as set forth below:

                  If to RESELLER:                If to USMS:

                  __________________________     US Merchant Systems, Inc.
                                                 39899 Balentine Dr., Suite 210
                                                 Newark, CA  94560
                                                 Attention: Stuart Rosenbaum/CEO

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         3.6      Assignment:

                  USMS reserves the right to assign this Agreement entirely and solely to any subsidiary or affiliate of USMS if USMS deems such assignment may properly enable better service or ease of fulfillment of duties described herein.

                  RESELLER may assign this agreement to an affiliated party upon the written consent of USMS, which shall not be unreasonably withheld.

         3.7      Waiver:

                  Failure  on the part of any party to  exercise  any  rights or
                  privileges   granted  to  it  or  to  insist   upon  the  full
                  performance of all obligations assumed by the other party shall not be construed as waiving such rights, privileges, obligations or duties, or as creating any custom contrary hereto. Any waiver of any right, privilege, duty or obligation by either party shall not operate beyond its term.

         3.8      Force Majeure:

                  All parties agree that all parties will not be liable for any loss, expense or cost incurred by any party, any Affiliate or customer or any other person or entity resulting from the failure of any party to perform under this Agreement due to causes beyond the reasonable control of either party, including but not limited to war, fire, explosions, acts of GOD, power failures, Government priorities, labor stoppage, ill employees, supplier failure or delay, civil disorder, or breakdown or malfunction of utilities, communication systems, machinery, computers, transportation facilities or other equipment of any nature: provided, however, that all parties shall take all reasonable, practical and necessary steps in such event or events to affect prompt resumption of performance hereunder.

         3.9      Severability:

                  Any finding by a court of competent jurisdiction of the invalidity of any part of this Agreement shall not affect the validity of any of the remaining provisions of this Agreement.

         3.10     Venue:

                  The parties agree that any disputes pursuant to this agreement shall be resolved through binding arbitration via the American Arbitration Association in Alameda County, California.

         3.11     Remedy:

                  All parties agree that in the event of a material breach of this agreement which has not been rectified upon notification in writing in 30 days, that the offended party or parties shall be entitled to fair and proper remedy as may be adjudicated. Such remedy shall include, but may not be limited to amounts owed under this agreement, time and expenses of collection, loss of potential revenue and reasonable attorneys fees, and shall be determined by arbitration as per 3.8 above.

         3.12     Entire Agreement:

                  This agreement constitutes the entire Agreement between the parties for the purpose of RESELLER resale of USMS and IntelliPAY products and services. No modification or amendment to this Agreement shall be effective until set forth in writing, executed by the parties and attached as an amendment hereto.

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Agreed and accepted by all parties:

RESELLER:                               USMS:

______________________ Date: ________   _________________________ Date: ________





Schedule A:  Cost of products and override on product sales.



Pacific Webworks (PWEB) will work on the following cost schedule for any self generated sales (sales of USMS products to its own leads):

1. PWEB will pay USMS the sum of $599.00 on any IntelliPay Commerce System sold, with or without Merchant Account.

Pacific Webworks (PWEB) will work on the following cost schedule for back-end sales to the customer list of USMS:

1. PWEB will pay USMS the sum of $800.00 for each IntelliPay Commerce System sold, with or without Merchant Account.

2. PWEB will pay USMS the sum of 10% of the gross sale amount of any Webtool(s), component(s), and upgrade(s).


Authorized by RESELLER:                 Authorized by USMS:

______________________ Date: ________   _________________________ Date: ________